Exhibit 1.A(10)

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APPLICATION FOR LIFE INSURANCE

FIXED AND VARIABLE PRODUCTS

INSTRUCTIONS TO AGENTS AND APPLICANTS

  CONDITIONAL RECEIPT. A Receipt must be given to the Applicant/Owner if a premium payment is made. No agent has the authority to alter the provisions of the Conditional Receipt.
  Premium cannot be collected with the application if the face amount applied for exceeds $4,500,000 or if the total amount in force and currently applied for exceeds (1) $10,000,000 through age 68; or (2) $5,000,000 if the Proposed Insured is age 69 or older.
  Additional state limitations may be added upon notification by ReliaStar Life Insurance Company, Security-Connecticut Life Insurance Company, Security Life of Denver Insurance Company or Southland Life Insurance Company (the "Company").
  Applicant/Owner should understand all provisions of the Conditional Receipt.
  Check appropriate Company box on page 1 of the application.
  If you are applying for more than one product, provide details in Section 6 of the Agent's Report on page 6.
  Be sure to complete fully the signature box on page 5.
  If special requirements need to be considered, be sure to submit a COVER LETTER with all details.
  Please print all responses on this application in black ink.
  The word "You" refers to the proposed insured or proposed owner.
  Do not make checks payable to agent or leave payee blank.

NOTICE TO APPLICANTS REGARDING POLICY DATING PROCEDURES

Policy Date Information and General Dating Practices

Your policy will be issued with a policy date. This date is important because it governs many of the duties and obligations under this policy. Premiums are billed from the policy date. Renewal premiums are due as of the anniversary of the policy date. Your policy will be dated either on the date that it is issued or on a date that you specifically request. Within certain limits, you may choose a date that is before the date of your application or a date that is after your application.

There are a number of reasons why you might request a specific policy date, such as:

  To obtain a lower premium if a date before the date of issue would result in a lower insurance age.
  To obtain a savings in premium by selecting a future policy date, since premiums are billed from the policy date.
  To coincide with other elements of an estate plan.
  To provide a preselected convenient date as the due date for premiums.

For applicants who choose to pay no premium until the policy is delivered or who are required to pay additional premium upon delivery only: If you decide at the time of policy delivery that you would like to change the date of your policy to the delivery date, you may choose to do so. The Policy Delivery Receipt included with your policy will contain instructions for changing the policy date to the delivery date.

Please note that your request to change the policy date to be the date of delivery may result in an increase in your premium as a result of a change in insurance age. If so, you will be notified by the Company and you may then decide not to have the policy redated.

FRAUD NOTICES TO GO HERE

ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO THE FOLLOWING ING COMPANY:

ReliaStar Life Insurance Company,
Security-Connecticut Life Insurance Company,
Security Life of Denver Insurance Company
or
Southland Life Insurance Company

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This page must be given to Proposed Insured

CONSUMER PRIVACY NOTICE

NOTICE REGARDING CONSUMER REPORTS

Insurance companies commonly ask an outside source to verify and add to the information given in an application. The agency that makes the report will be one that is discreet and impartial. If you wish, we will send you the name, address and telephone number of any agency we ask to prepare a consumer report about you. You can ask that the agency interview you if you so state on the authorization form.

Consumer reports are used to help us decide if you are eligible for the insurance for which you have applied. The report deals with your mode of living, character, general reputation, and such personal items as your health, job, and finances. It may include information on the following: your marital status; past and present employment record; job duties; driving record; avocations; health history; use of alcohol and drugs; and hazardous sports activities. The agency may get information in these ways: from public records; by contacting you, members of your family, business associates and employers, financial sources, friends or others you know. This information will not be used to determine your sexual orientation. If the report affects your application as requested, we will notify you and provide you with the name and address of the reporting firm.

We use the report only to be sure that each application is evaluated on a fair basis. We will not reveal any of the information we obtain to your friends or associates. We may reveal the information we obtain to other companies or entities affiliated with ReliaStar Life Insurance Company, Security-Connecticut Life Insurance Company, Security Life of Denver Insurance Company or Southland Life Insurance Company (the "Company"). You may request that this information not be communicated to other companies affiliated with the Company.

The information may be kept by the consumer reporting agency; it may also later be given to others who have a legitimate need for these reports. It will be given only to the extent permitted by these laws: the Federal Fair Credit Reporting Act as amended by the Consumer Credit Reporting Reform Act of 1996; your state's Fair Credit Reporting Act, if any; and your state's Insurance Information and Privacy Protection Act, if any. The agency will give you a copy of the report if you ask for one and provide the proper identification.

NOTICE REGARDING MIB (MEDICAL INFORMATION BUREAU, INC.)

We or our reinsurers may make brief reports to MIB. The reports will include the factors that affect the insurability of any person for whom coverage is being requested.

MIB is a nonprofit organization of life insurance companies. It operates an information exchange for its members. If you apply to some other member company for life or health coverage, or send in a claim for benefits, MIB may supply that company with any information in its file. If you ask MIB, it will arrange to disclose to you the information it has in your file. If you question the accuracy of the information in MIB's file, you may contact MIB to seek correction, as provided in the Federal Fair Credit Reporting Act. The address of MIB's information office is: Post Office Box 105, Essex Station, Boston, Massachusetts 02112. MIB's phone number is (617) 426-3660.

We or our reinsurers may also release information in our files. We may release it to other life insurance companies to whom you may apply for life or health insurance or to whom a claim for benefits may be submitted upon request.

NOTICE REGARDING INFORMATION PRACTICES

To issue an insurance policy, we need to obtain information about you and any other persons proposed for insurance. Some of that information will come from you. Some will come from other sources. That information and any information collected by us later may, in certain circumstances, be disclosed to third parties without your specific permission.

You have a right to access and correct the information collected about you. This right does not extend to information that relates to a claim or civil or criminal proceeding. You have the right to receive, in writing, the reasons for any adverse underwriting decisions.

If you wish to have a more detailed explanation of our information practices, please write to us at:

Individual Life Underwriting
ReliaStar Life Insurance Company
20 Washington Avenue South
Minneapolis, MN 55401-1908

      or

Individual Life Underwriting
Security-Connecticut Life Insurance Company
20 Security Drive
Avon, CT 06001-4237

      or

Individual Life Underwriting
Security Life of Denver Insurance Company
1290 Broadway
Denver, CO 80203-5699

      or

Individual Life Underwriting
Southland Life Insurance Company
P.O. Box 173789
Denver, CO 80217-3789

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Agent ID# ____________

LIFE INSURANCE APPLICATION

Issued by:
Initial Product Solicited: _________________	[ ] ReliaStar Life Insurance Company	[ ]Security-Connecticut Life Insurance Company
	[ ] Southland Life Insurance Company	[ ] Security Life of Denver Insurance Company

[ ] Check here if insurance is for a tax-qualified, pension, or ERISA covered welfare benefit plan and complete Section 5 in the Agent's Report.
Employer sponsored? [ ] Yes  [ ] No

Section A. Proposed Primary Insured Information

1. Name (First, MI, Last)		2. Social Security Number		3. Driver's License Number	State
4. Date of Birth	5. Sex [ ] M [ ] F	6. Place of Birth (Do not answer if you reside in California)		7. Telephone Number ( )	8. Annual Earned Income $
9. Residence Street Address		City	State	Zip Code	10. Occupation/duties
11. Employer
12. Do you currently use or have you ever used tobacco or nicotine products in any form, e.g., cigarettes, cigars, pipes, chewing tobacco, nicotine gum or nicotine patches? [ ] Yes   [ ] No If yes, type_________________________ daily amount ___________ month/year last used __________
Type ___________________________________________________ daily amount _____________________ month/year last used ______________

Section B. Proposed Other Insured

1. Name (First, MI, Last)			2. Social Security Number	3. Driver's License Number	State
4. Date of Birth	5. Sex [ ] M [ ] F	6. Place of Birth	7. Telephone Number ( )	8. Annual Earned Income $
9. Residence Street Address		City	State	Zip Code	10. Occupation/duties
11. Employer				12. Relationship to Proposed Insured
13. Do you currently use or have you ever used tobacco or nicotine products in any form, e.g., cigarettes, cigars, pipes, chewing tobacco, nicotine gum or nicotine patches? [ ] Yes [ ] No If yes, type _________________________ daily amount ___________ month/year last used __________
Type ___________________________________________________ daily amount _____________________ month/year last used ______________

Section C. Proposed Owner Information

Complete if the Owner is other than the Proposed Primary Insured. If the Proposed Primary Insured is a minor, always specify the Owner.

1. Owner Name if other than Proposed Primary Insured or Name of Trust and Trustee		2. Relationship to Proposed Primary Insured
3. Date of Trust	4. Date of Birth	5. Social Security Number or Tax ID Number
6. Residence Street Address	City	State	Zip Code
7. Address for Premium Notice if Other than Residence	City	State	Zip Code

Section D. Medical Transfer Statement

Complete when submitting medical examinations of another insurance company.

1. Name of the insurance company for which examination(s) was made and date of examination:	Proposed Insured Yes No	Proposed Other Insured Yes No

2. To the best of your knowledge and belief, are the statements in the examination true and complete today?	[ ] [ ]	[ ] [ ]
3. Have you consulted a medical doctor or other practitioner since the above examination? (If yes, see Section L)	[ ] [ ]	[ ] [ ]

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Section E. Base Policy Information

Must attach a copy of the illustration signed by the applicant.

1. Base Face Amount (Not including Term Riders) $		2. Mode of Payment	3. Planned/Scheduled Premium
4. Product Type [ ] Fixed [ ] Variable -	(Owner must receive a current prospectus, and investment feature selection form must be completed if applying for a variable life insurance policy. THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER CERTAIN CONDITIONS, AND THE CASH VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SEPARATE ACCOUNTS.)
5. Death Benefit Option: [ ] A or 1-Level [ ] B or 2-Increasing or Variable [ ] C or 3 - Face Amount + Premium
6. Death Benefit Qualification Test: [ ] Guideline Premium Test [ ] Cash Value Accumulation Test
7. Rate Class Quoted:	[ ] No Tobacco [ ] Tobacco (cigarettes)	[ ] Alternate Tobacco (cigars, pipes, chewing tobacco, nicotine gum or patch) [ ] Other ___________________________________________

Section F. Rider Information. Illustration required for permanent products.

Check appropriate box and enter amounts. (NOT ALL RIDERS ARE AVAILABLE WITH ALL PRODUCTS.)

1.	Riders: [ ] Accelerated Benefit Rider			[ ]	Children's Insurance Rider (Complete supplement)	$
	[ ]	Waiver of Premium (Term)		[ ]	Extension of Rate Guarantee Rider	$
	[ ]	Waiver of Monthly Deduction or Cost of Insurance Rider		[ ]	Term Rider (Specify) ________________	$_______
	[ ]	Waiver of Specified Premium Rider (Specify monthly premium - illustration required)	$_______	[ ]	Adjustable Term Insurance Rider (Specify Target Death Benefit) ________________________________	$_______ $
	[ ]	Additional Insured Rider (on Primary Insured)	$_______	[ ]	Future Purchase Option Rider	$
	[ ]	Additional Insured Rider (on Additional Insured)	$_______	[ ]	Other ___________________________	$
	[ ]	Accidental Death Benefit Rider	$_______	[ ]	Other ___________________________	$

2.	Special Dating Request: [ ] Date to save age [ ] Specific date Month ____________ Day ___________ Year

Section G. Suitability (Complete for Variable Products only)

1.	Have you, the proposed owner, received a current prospectus including supplements for the variable life insurance policy and each of the Variable Account Investment Options? [ ] Yes [ ] No

The policy prospectus/supplement is dated ______________________

2.	Do you understand that the amount or duration of the policy death benefit may vary under specified conditions: that policy values may increase or decrease in accordance with the investment experience of the investment options; that they may also increase in accordance with the interest credited in the Guaranteed Interest Division; and that the amount payable at the final policy date is not guaranteed, but is dependent on the account value and amounts owed under the policy at that time? [ ] Yes [ ] No
3.	Do you understand that the fluctuation in values under the policy means that scheduled premium payments may not be sufficient to keep the policy in force in a down market? [ ] Yes [ ] No
4.	Do you understand that personalized illustrations are based on hypothetical rates of return which may not be indicative of future investment experience or of actual interest credited in the Guaranteed Interest Division? [ ] Yes [ ] No
5.	With this in mind, is the policy in accordance with your insurance objectives and your anticipated financial needs? [ ] Yes [ ] No
6.	Do you believe you have the financial ability to continue making premium payments on this policy? [ ] Yes [ ] No

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Section H. Beneficiary Information for Proposed Primary and Joint Insureds

Unless otherwise stated, the beneficiary designation is revocable and beneficiaries of like class shall share equally with right of survivorship.

1. If Trust, provide name and date of trust agreement. If Corporation, provide state of incorporation.
a. Primary Beneficiary(ies) (Print full names and addresses)	Relationship to Proposed Insured	Birthdate	Social Security Number/Tax ID	%
b. Contingent Beneficiary(ies) (Print full names and addresses)	Relationship to Proposed Insured	Birthdate	Social Security Number/Tax ID	%

Section I. Beneficiary Information for Proposed Other Insured or Additional Insured Rider

Unless otherwise stated, the beneficiary designation is revocable and beneficiaries of like class shall share equally with right of survivorship.

1. If Trust, provide name and date of trust agreement. If Corporation, provide state of incorporation.
a. Primary or Base Additional Insured Rider Beneficiary Relationship (Print full names and addresses)	Relationship to Proposed Insured	Birthdate	Social Security Number/Tax ID	%
b. Contingent or Joint Additional Insured Rider Beneficiary (Print full names and addresses)	Relationship to Proposed Insured	Birthdate	Social Security Number/Tax ID	%

Section J. Financial Information

1.	Personal Finances: Check box(es) to indicate purpose of insurance.
[ ] Estate Liquidity [ ] Family Protection [ ] Loan Protection [ ] Tax Planning [ ] Retirement Planning [ ] Cash Accumulation [ ] Other __________
a. Annual Interest & Other Income	b. Total Assets	c. Total Liabilities	d. Total Net Worth
2.	Business Finances (Complete question #2 only if this is business insurance.)
[ ] Key Employee [ ] Buy/Sell [ ] Creditor [ ] Employee Benefits (Split Dollar, Deferred Compensation, etc.) [ ] Other _____________
a. Total Assets	b. Total Liabilities	c. Net Worth	d. Net Profit After Taxes for Past Two Years: Last Year Previous Year
e. Name of Owner(s)	Title	Percentage of Ownership	Active in Business (yes or no)	Amount of Business Coverage in Force

f. Is other insurance being applied for concurrently on Proposed Insured or other officers? [ ] Yes [ ] No If yes, complete the following:
Insurance Company Name	Amount	Officer or Proposed Insured

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Section K. General Information for Application for Life Insurance

Complete the following on all Proposed Insureds, including children to be covered under the Children's Insurance Rider.

1.	Life Insurance In Force (If none, check none.) [ ] None		Personal Life Benefit	Business Life Benefit	Accidental Life Benefit	Date Issued
	Proposed Insured's Name	Company

				Proposed Insured	Proposed Other Insured
2.	Are you considering using funds from your existing policies or contracts to pay premiums due on the new policy or contract? (If yes, complete state required replacement form.)			Yes No [ ] [ ]	Yes No [ ] [ ]
3.	Are you considering discontinuing making premium payments, surrendering, forfeiting, assigning to the insurer or otherwise terminating your existing policy or contract? (If yes, complete state required replacement form and provide details below.)			[ ] [ ]	[ ] [ ]
	Proposed Insured's Name	Company	Policy Number	Amount

				Yes No	Yes No
4.	Is this insurance intended to be a tax free exchange -- 1035 Exchange? (1035 not available on term rider)			[ ] [ ]	[ ] [ ]
5.	If yes, will a policy loan be carried over?			[ ] [ ]	[ ] [ ]
6.	Will the applicant accept this policy if it is a "Modified Endowment Contract" at issue?			[ ] [ ]	[ ] [ ]
7.	Do you have any other applications for life insurance pending?			[ ] [ ]	[ ] [ ]
8.	If yes, will all applications now pending for life insurance be accepted and placed in force?			[ ] [ ]	[ ] [ ]
9.	List company(ies) and amount(s) of coverage applied for.			[ ] [ ]	[ ] [ ]
	Proposed Insured's Name	Company		Amount Applied For

				Yes No	Yes No
10.	Have you in the last 12 months had any known or suspected heart attack, stroke, or cancer, or been treated by any physician or other practitioner for any of these conditions?			[ ] [ ]	[ ] [ ]
11.	Have you in the last 60 days been advised by any physician or other practitioner to have any diagnostic test or surgery not yet performed?			[ ] [ ]	[ ] [ ]
12.	Have you in the last 10 years been diagnosed and treated for positive HIV (Human Immunodeficiency Virus) or AIDS (Acquired Immunodeficiency Syndrome)?			[ ] [ ]	[ ] [ ]
13.	Have you in the last five years had any motor vehicle accidents, alcohol or drug related convictions, or other moving violations while operating a motor vehicle?			[ ] [ ]	[ ] [ ]
14.	Except for traffic violations, have you been convicted in a criminal proceeding or been the subject of a pending criminal proceeding?			[ ] [ ]	[ ] [ ]
15.	Provide the details for all yes answers to questions 10-14.			[ ] [ ]	[ ] [ ]
	Proposed Insured's Name	Question #	Details

				Yes No	Yes No
16.	Are you a member, or do you intend to become a member of the armed forces, including the Reserves or on alert? (If yes, complete Military Questionnaire)			[ ] [ ]	[ ] [ ]
17.	Are you a US citizen? (If no, complete the Foreign Travel and Residence Questionnaire)			[ ] [ ]	[ ] [ ]
18.	Do you intend to change your residence or travel outside the United States or Canada? (If yes, complete the Foreign Travel and Residence Questionnaire)			[ ] [ ]	[ ] [ ]
19.	Have you in the last five years made or do you anticipate making flights in an aircraft OTHER than as a passenger on a scheduled airline? (If yes, complete the Aviation Questionnaire)			[ ] [ ]	[ ] [ ]
20.	Do you participate in hang-gliding, soaring, sky-diving, ballooning, skin or scuba diving, mountain climbing, competitive skiing, rodeos, or any other hazardous sports or activities? (If yes, complete appropriate questionnaire)			[ ] [ ]	[ ] [ ]
21.	Do you race, test or stunt drive automobiles, motorcycles, motor boats, or jet powered vehicles, or do you use or race snowmobiles, dirt bikes, dune buggies, etc.? (If yes, complete motorized vehicle/powerboat questionnaire)			[ ] [ ]	[ ] [ ]

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Section L. Declarations of the Proposed Insureds for Application for Life Insurance

Personal Physicians (If none, state none.)	a. Name, address and phone number of Physician	b. Date, reason and results of last consultation
1. Primary

2. Other Proposed Insured

3.	Name	Height/Weight	Weight change in last year	Proposed Insured Yes No	Proposed Other Insured Yes No	Record the question number, person, condition; diagnosis and dates/duration of condition or treatment; name and address of all doctors and hospitals

4.	In the past 10 years, have you ever been treated for or been diagnosed by a licensed member of the medical profession as having:			[ ] [ ]	[ ] [ ]
	a. Dizziness, fainting, convulsions, optic neuritis, headache, paralysis, stroke, mental or nervous disorder?			[ ] [ ]	[ ] [ ]
	b. Shortness of breath, persistent hoarseness or cough, spitting of blood, asthma, emphysema, tuberculosis, or chronic respiratory disorder?			[ ] [ ]	[ ] [ ]
	c. Chest pain, palpitations, high blood pressure, heart murmur, heart attack or other disorder of the heart or blood vessels?			[ ] [ ]	[ ] [ ]
	d. Jaundice, intestinal bleeding, ulcer, hepatitis, colitis, diverticulitis, or other disorder of the stomach, intestine, liver or gall bladder?			[ ] [ ]	[ ] [ ]
	e. Sugar, albumin, blood or pus in urine, venereal disease, nephritis, stone, or other disorder of kidney, bladder, breasts, prostate or reproductive organs?			[ ] [ ]	[ ] [ ]
	f. Diabetes, thyroid or other endocrine disorder?			[ ] [ ]	[ ] [ ]
	g. Rheumatism, arthritis, or disorder of the muscles or bones?			[ ] [ ]	[ ] [ ]
	h. Disorder of skin, lymph glands, cyst, tumor or cancer?			[ ] [ ]	[ ] [ ]
	i. Allergies, anemia or other disorder of the blood?			[ ] [ ]	[ ] [ ]
5.	Have you:
	a. Experienced any symptom(s) for which you have not yet consulted a health care provider?			[ ] [ ]	[ ] [ ]
	b. Had any operation(s) in the past 10 years?			[ ] [ ]	[ ] [ ]
	c. Been advised to have operation(s) or diagnostic tests not yet performed in the last 10 years?			[ ] [ ]	[ ] [ ]
	d. Had an electrocardiogram, x-ray, or other diagnostic test in the last five years?			[ ] [ ]	[ ] [ ]
	e. Sought or been advised to seek help or treatment for an alcoholic habit? If yes, complete Alcohol Usage Questionnaire.			[ ] [ ]	[ ] [ ]
	f. In the last 10 years been confined for observation, care, or treatment in a hospital or other health care facility?			[ ] [ ]	[ ] [ ]
	g. In the last five years consulted any health care provider(s) not already identified for any reason including routine physical examination?			[ ] [ ]	[ ] [ ]
6.	Are you:
	a. Presently taking any medication(s), including non-prescription/over the counter medication or presently under the care of a member of the medical profession for any condition?			[ ] [ ]	[ ] [ ]
b. Currently using, or have you ever received treatment or counseling for the use of: ecstasy, marijuana, cocaine, amphetamines, barbiturates, hallucinogenic agents, opium derivatives, or other drugs of abuse?
	If yes, complete Drug Use Questionnaire.			[ ] [ ]	[ ] [ ]
7.	Family history of Proposed Insured:	Age if living	Age at death	Current health or cause of death
Father
Mother
Brothers
Sisters

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Section M. Authorization and Acknowledgement

By completing this life insurance application, I understand that I am applying for life insurance coverage which may be issued by one or more of the ING life companies, which include ReliaStar Life Insurance Company, Security-Connecticut Life Insurance Company, Security Life of Denver Insurance Company and Southland Life Insurance Company, referred to individually or collectively as the "Company." I understand and consent that this application and information obtained pursuant to this authorization may be used by the Company to evaluate my eligibility for life insurance. For underwriting and claims purposes, I authorize any physician, medical practitioner, hospital, clinic or medically related facility, insurance or reinsuring company, Medical Information Bureau, Inc. ("MIB"), any consumer reporting agency, or any other organization to release to the Company or their authorized representatives (including any consumer reporting agency) acting on their behalf ALL INFORMATION requested by the Company about me and any minor children who are to be insured. This includes but is not limited to: (a) any medical information available as to diagnosis, treatment and prognosis with respect to any physical or mental condition and treatment of me or my minor children who are to be insured; (b) prescription drug records and related information maintained by physicians, pharmacy benefit managers and other sources; and (c) any non-medical information about me or my minor children who are to be insured. By this authorization, each physician, medical practitioner, hospital, clinic or medically related facility contacted by the Company is instructed to provide the entire medical record in its possession concerning me or any minor children who are to be insured.

I give my permission to the Company to get consumer or investigative consumer reports about these same persons.

I give my permission to the Company and other insurance companies affiliated with the Company to get any and all medical record information for the purposes described in this form. I know that my medical records, including any alcohol or drug abuse information, may be protected by Federal Regulations - 42CFR Part 2. I may revoke this permission and authorization as it applies to any information protected by 42CFR Part 2 or by applicable state law at any time by mailing the written revocation to the Company at the address on the Consumer Privacy Notice page, but not to the extent action has been taken in reliance on it. I understand that the release of medical records will not be requested with respect to tests performed to determine the presence of the human immunodeficiency virus (HIV) antibody.

In connection with any application for life insurance or other insurance transaction that I may have with the Company, I specifically consent that some or all of the information obtained by this authorization may be sent to MIB, reinsurers, the agent who solicited my application and his principals, employees or contractors who process transactions regarding any insurance coverage I may have applied for or have with the Company or affiliated companies. I understand the information obtained by use of the Authorization will be used by the Company to determine eligibility for insurance and eligibility for benefits under an existing policy.

  I understand that I may request to be interviewed if an investigative consumer report is prepared.
  You may contact me between the hours of _______ and ________. My telephone number is (______)_________________.
  I know that I have a right to get a copy of this form. A photocopy of this form will be as valid as the original.
  This form will be valid for 24 months from the date shown below.
  I acknowledge receipt of the following notices: Notice Regarding Consumer Reports; Notice Regarding MIB; and Notice Regarding Information Practices.

Each of the undersigned also declares that:

  I have read the statements and answers given in this application and affirm that they are true and complete to the best of my knowledge and belief and also correctly recorded.
  (1) This application consists of Sections A through L, supplemental questionnaires, and medical exam and will be the basis for any policy issued on this application; (2) Any policy issued on this application will not take effect unless the first full premium is paid and the policy is delivered to the Owner of such policy during the lifetime and continued insurability, as stated in the application, of the person(s) to be covered by such policy, except as otherwise provided in the Conditional Receipt, if issued, with the same date as this application; (3) Except where permitted expressly by statute or regulation, no agent or medical examiner has the authority to waive the answer to any question in the application, to pass on insurability, to make or alter any contract or waive any of the Company's rights or requirements; (4) No change in the amount, classification, age at issue, plan of insurance or benefits on this application shall be effective unless agreed to in writing by the proposed insured and owner.

Automatic Telephone Privileges - Variable Products Only

I acknowledge that my policy automatically will provide telephone privileges to perform certain transactions as specified in the current prospectus to me as policy owner and to my agent/registered representative and the registered representative's assistant. I also agree that the Company and its distributor will not be liable for any loss, damage, costs or expenses incurred in acting on telephone instructions reasonably believed to be authentic. The Company may employ procedures that might include requiring forms of personal identification before accepting such telephone instructions. I understand that if I do not want myself or my agent/registered representative and the registered representative's assistant to have such telephone privileges, I must indicate so below. I also understand that once granted, such privilege can be revoked only upon receipt of signed written instructions at the Company.
[ ] I do not want telephone privileges.
[ ] I do not want telephone privileges granted to my agent/registered representative and the registered representative's assistant.

Signed at (City, State)		Signature of Agent/Registered Rep. X
Signature of Proposed Insured if age 15 or older X	Date	Agent ID #	Agent State Lic. #	Registered Rep. #
Signature of Proposed Other Insured X			Date
Signature of Proposed Owner if other than the Proposed Insured X			Date
Signature of Parent or Guardian if other than Proposed Owner and Proposed Primary is a minor X

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AGENT'S REPORT

Section 1. To be completed by the Agent. For questions about this application or requirements, contact the underwriting department.

Agent Name/Broker Dealer	Agent ID #	% Split	Hierarchy Pointer ID	Hierarchy Pointer Name

Section 2. Premium Information

Initial Payment [ ] Check [ ] COD [ ] 1035 Exchange [ ] Home Office Credit [ ] Conversion
Age Used in Calculating Premium	Initial Payment	Requested Modal Payment	Amount Collected	Annualized Planned Periodic Premium	Amount Received by Home Office
	$	$	$	$	$ (To be completed by Home Office.)
Mode of Payment [ ] Annually [ ] Semi-Annually [ ] Quarterly [ ] Monthly (Complete EFT Form.) [ ] Other _____________________________________________			[ ] Government/Military Allotment (Complete allotment form.) [ ] Payroll Deduction/List Bill (Enter Special Collect Number if plan already exists.)___________________________

Section 3. Compliance Information

  Did you obtain the Proposed Insured's Declarations in this application in person and record them in the presence of the Proposed Insured? (If not, arrange for exam)   [ ] Yes   [ ] No
  Have you delivered the Notice Regarding Consumer Reports, the Notice Regarding MIB Inc., and the Notice Regarding Information Practices to the Proposed Insured(s) or Proposed Owner?   [ ] Yes   [ ] No
  To the best of your knowledge and belief, will any existing life or annuity coverage be replaced, lapsed, surrendered, or borrowed against? (If yes, submit applicable state replacement forms)   [ ] Yes   [ ] No
  If premium was accepted, was the Conditional Receipt completed and delivered to the Proposed Insured or Proposed Owner?    [ ] Yes   [ ] No

Section 4. Insured Information

  How long have you known the Proposed Insured?____________ Are you related? [ ] Yes   [ ] No    If yes, how? _______________________
  How much insurance does the Proposed Insured's spouse own payable to the Proposed Insured or other dependents? $___________________
  If this application is on a juvenile, please indicate the amount of life insurance in force on each parent or sibling.
  Father $__________________________     Mother $__________________________     Siblings $__________________________
  a. Did you use a fact finder or needs analysis tool in connection with this sale?   [ ] Yes    [ ] No
  b. If yes, which one(s)?_______________________________________________________
5.	Please check the medical requirements ordered:	[ ] Paramedical Exam [ ] HOS [ ] Blood Profile [ ] Inspection [ ] Stress EKG [ ] EKG [ ] MD Exam [ ] Paramed Company________________________________
6.	Does the proposed insured speak English?	[ ] Yes [ ] No
	a. If no, were the application and all solicitation materials interpreted for and understood by the proposed insured and owner?	[ ] Yes [ ] No
	b. If no, will the policy form be interpreted for the proposed owner?	[ ] Yes [ ] No

Section 5. Funded ERISA Plan Information

If the policy will be owned by a "Funded ERISA Plan", you must specify the plan and trust type by checking the appropriate box below and provide the other information indicated.
[ ] Tax-qualified plan (specify, i.e. 401(a), profit sharing, defined benefit, defined contribution, and HR10): _______________________________
[ ] Section 419/419A plan (specify trust name):_____________________________________________________________
[ ] VEBA Trust (specify trust name):_____________________________________________________________
[ ] Secular Trust

Section 6. Remarks (Use this area to request alternates/optionals.)

Section 7. Agent's Signature Section

Agent's Signature(s)		Date	Contact for Requirements
Telephone	Fax number	Email address

110945

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Electronic Funds Transfer (EFT)

Request and Authorization Agreement for Pre-Arranged Payments or Electronic Bank Debit Plan for Payment of Premiums. ReliaStar Life Insurance Company, Security-Connecticut Life Insurance Company, Security Life of Denver Insurance Company or Southland Life Insurance Company (the "Company") is hereby requested and authorized to draw checks or initiate bank debits to be charged against the account described in the Authorization below.

Please X one of the boxes below: [ ] Start new EFT Plan [ ] Add to existing EFT Plan No. __________________________ [ ]Change existing bank name or Accounting No.	Policy Number	Proposed Insured's Name (First/Middle Initial/Last)	Monthly Deduction

I request the day of withdrawals or debits to my account to be on or about the _________ of each month. (Any day from the 1st through the 28th of the month may be selected.)

Bank Account Information and Type (Please check one box: Either Checking or Savings)

Check company(ies):
[ ] ReliaStar Life Insurance Company
[ ] Security-Connecticut Life Insurance Company
[ ] Security Life of Denver Insurance Company
[ ] Southland Life Insurance Company

  Staple voided check here
-NOT Deposit Slip-	[ ] Checking [ ] Savings __________________________

  Banking Account Number __________________________

Transit Routing Number (9 digits) ______________________

Name of Bank or Credit Union _____________________________

Street ________________________________________________

City _________________ State _______ Zip ______________

Terms of the EFT Plan

Each debit will be: (1) in an amount sufficient to pay a proper proportion of the annual premium at the Company's EFT premium rate; (2) notice of premium due and no further notice of premium will be given; (3) a receipt for the amount stated thereon if and when the Company receives actual payment. If a debit is not honored by the bank upon presentation for payment by the Company, such action by the bank will be notice of nonpayment of premium.

The EFT Plan for premium payment may be terminated by the Policyowner or by the Bank Depositor/premium payor by written notice filed with the Company and may be terminated by the bank in which the account is maintained. The Company also may terminate without notice if any debit is not honored upon presentation, otherwise upon 30 days written notice to the Policyowner. In the event the Plan is terminated for any cause, any unpaid premiums, and premiums which have due dates that occur on or after the date of termination, will be paid directly to the Company at the premium rate and on the premium due date which would have been applicable to each policy if it had not been placed under the EFT Plan for premium payment. If the Company is not paid within the time required by the policies, the said policies will lapse and have no further value, except as otherwise provided in said policies.

The Company may, at its discretion from time to time, effect payments by use of prearranged payments (debit) or an electronic bank debit system.

It is agreed that:

  This authorization will apply to any conversion, renewal or change made in said policies.
  The Company encourages the Policyowner to obtain overdraft protection from its bank to avoid any unhonored withdrawals and associated fees.
  The Company may increase the premium withdrawal amount sufficient to maintain insurance coverage. Such increase would occur 30 days after providing written notification of the increase.

Authorization Agreement for Prearranged Payments (Debits)

I (we) authorize ReliaStar Life Insurance Company, Security-Connecticut Life Insurance Company, Security Life of Denver Insurance Company or Southland Life Insurance Company (the "Company") to make variable charges to my (our) checking or savings account identified above, and authorize the financial institution named above to withdraw funds from (debit) such account and pay to the Company's order accordingly. This authorization will remain in effect until the financial institution has received and has had reasonable time to act on a written request from me (us) to terminate this agreement.

I have read and understand the above statement:

Signature of Bank Account Owner	Social Security/Tax I.D. Number	Date Signed
Signature of Bank Account Owner	Social Security/Tax I.D. Number	Date Signed

110945

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If premium is collected, detach this receipt and give to client.

CONDITIONAL RECEIPT

Check the company to which premium is being paid:
[ ] ReliaStar Life Insurance Company, 20 Washington Avenue South, Minneapolis, MN 55401-1908
[ ] Security-Connecticut Life Insurance Company, 20 Security Drive, Avon, CT 06001-4237
[ ] Security Life of Denver Insurance Company, 1290 Broadway, Denver, CO 80203-5699
[ ] Southland Life Insurance Company, P.O. Box 5610, Denver, CO 80217-9806

IF WITHIN THE LAST YEAR, THE PROPOSED INSURED HAS RECEIVED ANY TREATMENT OR ADVICE FROM A PHYSICIAN FOR TUMOR OR CANCER OR ANY BRAIN, HEART, LUNG OR KIDNEY DISORDER, A CONDITIONAL RECEIPT MAY NOT BE GIVEN AND PREMIUM MAY NOT BE COLLECTED.

Received from

__________________________________________

the sum of

__________________________________________

in payment of the first full modal premium for an insurance policy applied for on the life of

__________________________________________

Proposed Insured, for which this application as dated below has been made to ReliaStar Life Insurance Company, Security-Connecticut Life Insurance Company, Security Life of Denver Insurance Company and/or Southland Life Insurance Company (the "Company").

This Conditional Receipt does not create temporary or interim insurance and it does not provide any coverage except as provided herein.

I. REPRESENTATIONS -- Applicable to each Proposed Insured named above

1.	Has the Proposed Insured(s):		Yes No
	a.	In the past 10 years had unintentional weight loss, or any symptoms of a disease or an impairment for which the Proposed Insured(s) has not consulted a physician?	[ ] [ ]
	b.	ever had, or now have, any type of heart disease, stroke, or other vascular disease?	[ ] [ ]
	c.	ever had, or now have, any type of cancer, leukemia, malignant tumor, or disorder of the immune system?	[ ] [ ]
	d.	attained age 70?	[ ] [ ]
2.	For each Proposed Insured, is the initial amount of life insurance applied for on all applications pending with the Company plus the current amount of all existing life insurance with the Company more than $4,500,000?		[ ] [ ]
3.	For each Proposed Insured, does existing life insurance with all insurers plus amount applied for in pending application(s) with all insurers exceed $10,000,000?
	(For #2 and #3 amount of insurance calculations, include all policies, term riders, and accidental death coverage and second to die coverage for each Proposed Insured.)		[ ] [ ]

If any of the above questions are answered YES or LEFT BLANK, the agent is not authorized to accept a premium, and there will be NO COVERAGE. There also will be no coverage under this receipt if 1035 exchange paperwork is received without premium payment. Premium may be paid by cash, check or authorized withdrawal. Make all checks payable to the Company, not the agent.

II. TERMS AND CONDITIONS

AMOUNT OF COVERAGE

If the Proposed Insured(s) dies while this coverage is in effect, the Company will pay to the beneficiary named in the Application the lesser of: (a) the amount of death benefit, if any, which would be payable under the policy and any riders if issued as applied for under the Application; or (b) $4,500,000. This coverage is subject to any limits or exclusions which would be part of the issued coverage. If for any reason the Company is liable for any coverage as a result of any other pending applications or conditional receipts on the lives of Proposed Insured(s), the Company's total liability shall not exceed $4,500,000; and the $4,500,000 will be prorated among the respective coverages. There is no premium waiver coverage, or coverage for the death of any person other than the Proposed Insured(s). No death benefit is payable for a second to die or last survivorship policy unless both Proposed Insureds die while this coverage is in effect.

GENERAL

Premium(s) will be returned if no policy is delivered and no benefit is paid under this coverage. If a policy is delivered, premium(s) will be applied to the first policy premium.

All the above representations are true and complete to the best of my knowledge and belief. I agree that they are to be relied on for this coverage.

No agent can waive or modify this coverage in any way.

DATE COVERAGE BEGINS

Coverage under this receipt starts when: Part 1 of the Application is completed; a premium has been accepted; and this form has been completed and signed.

DATE COVERAGE ENDS

This coverage will end automatically on the earliest of the date:

  Premium(s) are returned.
  Five days after a notice of termination is mailed to the owner's address shown on the application. Coverage starts under any policy resulting from the Application.
  A policy resulting from the Application is refused.
  90 days after the date this form is signed.

The Company may send a notice or return premium terminating this coverage any time before delivery of the policy.

NO COVERAGE

There is no insurance coverage if:

  There is a material misrepresentation in the answers to the questions above or to any question or statement in the Application.
  A Proposed Insured dies by suicide or intentional self-inflicted injury.
  The premium check or authorized withdrawal is not honored.

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Proposed Insured/Owner Signature

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Signed at City/State

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Licensed Agent Signature                                    Date

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Print Agent Name

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Agent Telephone Number

110945